SCHEDULE 14A
                                 (Rute 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )
Filed by the Registrant [  ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
Preliminary Proxy Statement [ ]
Confidential, for Use
of the Commission Only (as permitted by Rule 14a-6(e) (2) [ ] Definitive Proxy Statement [ x ]
Definitive Additional Materials [  ]
Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12
                               WAYNE BANCORP, INC.
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                (Name of Registrant as Specified In Its Charter)

                     COMMITTEE TO PRESERVE SHAREHOLDER VALUE
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(Name of Person (s) filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[  ] $125 per Exchange Act Rules 0-11 (c) (1)(ii), 14a-6(1),  14a-6(i) (2)
         or Item 22 (a) (2) of Schedule 14A.
[  ] $500 per each party to the  controversy  pursuant  to  Exchange  Act Rule
     14a-6 (I) (3).
[  ] Fee computed on table below per Exchange Act Rules 14 (a)-6(i) (4) and
     0-11.

         1) Title of each class of securities to which transaction applies:

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         2) Aggregate number of securites to which transaction applies:

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         3) Per unit price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         4) Proposed maximum aggregate value of transaction:

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         5) Total Fee Paid:
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[  ]  Fee paid previously with preliminary materials.

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[  ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

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         2) Form, Schedule or Registration Statement No.:

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         3) Filing Party:

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         4) Date Filed:

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

                         ANNUAL MEETING OF STOCKHOLDERS
                                 March 24, 1998
                   PROXY STATEMENT OF THE WAYNE BANCORP, INC.
COMMITTEE TO PRESERVE SHAREHOLDER VALUE IN OPPOSITION TO THE BOARD OF DIRECTORS
                             OF WAYNE BANCORP, INC.

     This Proxy Statement and GOLD proxy card are being furnished to holders of the common stock (the "Stockholders"), par value $.01 per share (the "Common Stock"), of Wayne Bancorp, Inc., a Delaware corporation (the "Company" or "Wayne"), in connection with the solicitation of proxies (the "Proxy Solicitation") by the Wayne Bancorp, Inc. Committee to Preserve Shareholder Value (the "Committee"), which owns approximately 9.9% of the Company's outstanding Common Stock, as of February 12, 1998, based upon the 2,013,823 shares outstanding as of December 31, 1997. The Annual Meeting of Stockholders is to be held at a location selected by the Company, on March 24, 1998 (the "Annual Meeting").

     At the Annual Meeting, three Directors are to be elected to hold office until the next Annual Meeting and until their successor has been elected and qualified. The Committee is soliciting your proxy in support of the election of Lawrence Seidman (the "Committee Nominee" or "Seidman") to the Company's Board of Directors (the "Board"). Pursuant to a February 10, 1997 Letter Agreement with the Company, the Committee will also vote in favor of the election of two of three Company Nominees for re-election to the Board ("Company Nominees"). Dennis Pollack ("Pollack"), a member of the Committee and a Director of the Company and a Director of Wayne Savings Bank, F.S.B. ("Bank"), was appointed to the Board of Directors of the Company and Bank on February 25, 1997, and was elected to the Board of Directors of the Company at the 1997 Annual Meeting and was re-appointed to the Board of the Bank, supports the election of Seidman to the Board of Director.

     If elected, the Committee Nominee's goal will be to propose that the Company immediately commence discussions with local commercial banks concerning possible business combinations. If a business combination is not possible at a satisfactory price, the Committee Nominee will make recommendations to the Board that he believes would increase the Company's earnings, earnings per share, earning assets and deposits.

     The Board consists of ten members. Pollack is one Member of the Board. If the Committee Nominee is elected, Pollack and Seidman will need the cooperation of four additional Directors to effectuate any proposals in view of their minority status. See "The Committee's Goals."

     If the Committee Nominee is elected, only two of the three Directors being nominated by the Company will be elected. If you wish to vote for the Committee Nominee and two of the three Company Nominees, you must submit the enclosed GOLD proxy card and must not submit the Company's proxy card. In addition, management will most likely propose to seek ratification of KPMG Peat Marwick, LLP, as the independent auditor for the Company. The Committee recommends a vote in favor of ratification of the appointment of KPMG Peat Marwick, LLP, as auditors.

     Other matters which may be presented on the Company's proxy card are not being presented herein, and thus Stockholders using the enclosed GOLD proxy will not have an opportunity to vote with respect to such matters unless they attend the Annual Meeting.

     The Committee consists of Seidman and Associates, L.L.C. ("SAL"), a New Jersey limited liability company; Seidman and Associates II, L.L.C. ("SAL II"); Seidman Investment Partnership, L.P. ("SIP"), a New Jersey limited partnership; Seidman, individually; The Benchmark Company, Inc. ("TBCI"), a New York corporation; Benchmark Partners LP ("Partners"), a Delaware limited partnership; Richard Whitman ("Whitman"), individually; Lorraine DiPaolo ("DiPaolo"), individually; and Pollack, individually (hereinafter collectively referred to as the "Committee"). Seidman and Pollack shall collectively be referred to as "Committee Members". This Proxy Statement and GOLD proxy card are first being mailed or furnished to Stockholders on or about February 26, 1998.

     In reliance upon Rule 14a-5(c)* of the Securities and Exchange Act of 1934, reference is made to the Company's proxy statement, which will be sent to each of you by the Company for a full description of management's proposals, the securities ownership of the Company, information about the Company's Officers and Directors, including compensation, information about the ratification of the appointment of KPMG Peat Marwick, LLP, as independent auditors and the date by which Stockholders must submit proposals for inclusion in the next Annual Meeting.

     Your vote is important, no matter how many or how few shares you hold. We hope you will agree with the Committee's goal of maximizing shareholder value, and that the election of the Committee Nominee can make a difference and benefit all Stockholders. If you agree, sign, date and return the GOLD proxy card.

     Remember: Your last dated proxy is the only one which counts, so return the GOLD card even if you delivered a prior proxy. We urge you not to return any proxy card sent to you by the Company.

     If your shares are held in the name of a brokerage firm, bank or nominees, only they can vote your shares and only upon receipt of your specific instructions. Accordingly, please return the GOLD proxy card in the envelope provided by your Bank or Broker or contact the person responsible for your account and give instructions for such shares to be voted.

     If your shares are registered in more than one name, the GOLD proxy card must be signed by all such persons to ensure that all shares are voted for the Committee Nominee. The three Nominees who receive the greatest number of votes will be elected to the Board.

     Holders of record of shares of Common Stock as of February 12, 1998, the record date for the Annual Meeting ("Annual Meeting Record Date"), are urged to submit a proxy even if such shares have been sold after that date. The number of shares of Common Stock outstanding as of the Annual Meeting Record Date is stated in the Company's Proxy Statement. Each share of Common Stock is entitled to one vote at the Annual Meeting. Directors are elected by a plurality of the votes cast with a quorum present. The person who receives the greatest number of votes represented in person or by proxy at the Annual Meeting will be elected a Director of the Company. Abstentions will be considered in determining a quorum, but will not affect the plurality vote required for the election of Directors. See "Voting and Proxy Procedures." The Company's principal executive officers are located at 1195 Hamburg Turnpike, Wayne, New Jersey 07470.

     If you have any questions or need assistance in voting your shares, please call:
                           Beacon Hill Partners, Inc.
                                 90 Broad Street
                            New York, New York 10004
                         (Call Toll Free (800) 755-5001)

*Rule 14a-5(c) provides that "any information contained in any other proxy soliciting material which has been furnished to each person solicited in connection with the same meeting or subject matter may be omitted from the proxy statement, if a clear reference is made to the particular document containing such information."

                              THE COMMITTEE'S GOALS

     The Committee and its fellow Stockholders have the same objective desire, which is to maximize the value of the Company's stock they purchased. The Committee believes that this goal can be accomplished through the pursuit of acquisition/merger discussions with potentially interested commercial banks. In the opinion of the Committee, a sale of the Company at this time may be more beneficial than the Company remaining an independent financial institution because of the high multiples being paid for lending institutions at this time by acquirors whose stock is also trading at significantly high multiples. The Committee has not performed an analysis of the current value of the Company in relation to a possible sale.

     If a sale of the Company is not possible at a satisfactory price, the Committee Nominee will work to increase the Company's earnings, earnings per share, earning assets and deposits. A satisfactory price will be determined by the Board of Directors of the Company and can be either all cash or a combination of cash and stock. As shown below, the Company's earnings in comparison to Ramapo Financial Corporation ("Ramapo") its cross-town rival of equal size and equity, is not satisfactory. To accomplish the Committee's goal, Pollack and Seidman will need the cooperation of four of the remaining Directors, since the Committee Members will be in a minority position.

     Mr. Pollack, a member of the Committee and a Board member of the Company and Bank supports the goals of the Committee.

     When you return the Committee's card you are voting for Seidman and two of the three Company Nominees. The Committee is not seeking authority to vote for Thomas Colllins and will not exercise any such authority.

                               WAYNE'S PERFORMANCE

     Since the December 31, 1996 quarter, Wayne's earnings have declined from $635,000 to $442,000 for the quarter ended December 31, 1997. This poor performance is highlighted when compared to Ramapo its local peer group competitor. As of December 31, 1997, Ramapo and Wayne are almost equal in asset size ($285,727,000 and $270,043,000) and capital ($31,297,000 and $33,944,000), but Ramapo's earnings for the September 30 and December 31 quarters are almost double Wayne's. Wayne earned $483,000 and $442,000 for the September 30 and December 31 quarters, while Ramapo earned $816,000 and $853,000, respectively.

     It is obvious to the Committee that this performance demonstrates the fact that Wayne needs new blood and new ideas.

                               WAYNE'S STOCK PRICE

     As the largest stockholder of the Company, the Committee is, as it is sure you are, happy with the appreciation in the stock price from $10 in June 1996 when the Company went public to $23 1/2 as of the close of business on February 18, 1998. Neither management nor the Committee has any control over how the market has priced the Company's stock. The price is determined by independent market supply and demand forces with earnings performance playing some part in the price of the stock. The Committee expresses no opinion as to why the stock price has risen while earnings performance of the Company has lagged.

     The yardstick for measuring management's performance is the earnings performance of the Company. This is an element over which management does have control. Unfortunately, in the opinion of the Committee, management has not measured up well in increasing the earnings of the Company.

                             AGREEMENT WITH COMPANY

     By Letter Agreement dated February 10, 1997, the Committee and the Company entered into an agreement which provided that Pollack was included on the Company's slate of Directors which slate was elected for a three year term commencing in April 1997. Pursuant to the Letter Agreement, the Committee can nominate one person for the Board for the 1998 Annual Meeting. The Committee has nominated Seidman. However, at the 1998 Annual Meeting, the Committee must vote for two of the three Directors nominated by the Company. The Committee is withholding authority to vote for Thomas Collins.If a Stockholder desires to vote for Thomas Collins, they can write Thomas Collins' name on the Committee's proxy card and withhold authority to vote for one or both of theCompany Nominees or they can withhold authority for any additional Company Nominee by writing that person's name on the Committee's proxy card.


                             LITIGATION WITH COMPANY
                          WITH RESPECT TO PROXY CONTEST

     On  January  23,  1998,  Seidman  filed  for an Order to Show  Cause  and a
Complaint seeking (a) an Order directing Wayne to forthwith provide the Committee with copies of Shareholder's Lists in paper and magnetic tape form and
(b) related relief. This is the same information the Committee requested from the Company last year prior to the Special Meeting of Shareholders. The Committee had to file a similar Order to Show Cause; but before the return date, the Company relented and provided the Committee with the requested information.

     In the opinion of the Committee, the Company's current conduct, again withholding lists and again forcing litigation is a waste of corporate funds. Oral argument with respect to this matter is scheduled for February 24, 1998.

                           THE COMMITTEE PARTICIPANTS

     The  participants  who comprise the Committee own in the aggregate  200,450
shares  of  Common  Stock,   representing   approximately  9.9%  of  the  shares
outstanding and are as follows:

     i. SAL is a New Jersey Limited Liability Company, organized to invest in securities whose principal and executive offices are located at 100 Misty Lane, Parsippany, NJ 07054. Seidman is the Manager of SAL and has sole investment discretion and voting authority with respect to such securities.

     ii. SAL II is a New Jersey Limited Liability Company, organized to invest in securities whose principal and executive offices are located at 100 Misty Lane, Parsippany, NJ 07054. Seidman is the Manager of SAL II and has sole investment, discretion and voting authority with respect to such securities.

     iii. SIP is a New Jersey Limited Partnership, organized to invest in securities, whose principal and executive offices are located at 19 Veteri Place, Wayne, New Jersey 07470. Veteri Place Corporation is the sole General Partner of SIP, and Seidman is the only officer and shareholder of SIP and has sole investment discretion and voting authority with respect to such securities.

     iv. Seidman is a private investor, with discretion over certain accounts and is the Manager of SAL and SAL II, and the President of the Corporate General Partner of SIP. See "NOMINEE FOR ELECTION OF DIRECTOR" for information concerning regulatory action.

     v. TBCI is a New York Corporation and Whitman is the President of TBCI. DiPaolo is the Executive Vice President of TBCI. The principal business of TBCI is to act as a broker-dealer and investment advisor. Whitman and DiPaolo share investment discretion, dispositive power, and voting authority with respect to TBCI.

     vi. Partners is a Delaware Limited Partnership. Whitman, DiPaolo, and TBCI, d/b/a Benchmark Capital Advisors, are the sole General Partners of Partners. Whitman and DiPaolo share investment discretion, dispositive power, and voting authority with respect to Partners.

     vii. Dennis Pollack is a Director of the Company and Bank and is a private investor. He has served as President and Chief Executive Officer of CBC Bancorp, Inc. and Connecticut Bank and Commerce, Stamford, Connecticut since February 1996. He was Regional President of First Fidelity Bank, N.A. Hawthorne, New York in 1994. Previous to that he served as President and Chief Executive Officer of the Savings Bank of Rockland County, Spring Valley, New York from 1987 - 1994.

     viii. Harold Schechter is Executive Vice President of VT International, LTD, a luggage importer and distributor. His principal business address is 1050 Wall Street West, Lyndhurst, NJ 07071.

     See   Exhibit   A  for   additional   information   concerning   the  above
"participants' and Exhbit B for all purchases and sales of the Company's stock by the "Participants".

     The shares owned by SAL, SALII and SIP were held in margin accounts carried by Bear Stearns Security Corp. In addition to the Common Stock of the Company SAL, SAL II and SIP own other securities in these accounts. This extension of credit was extended in the ordinary course of business. As of Feburary 17, 1998, SAL had a margin balance of $95,022.43 and SAL and SIP had no margin balance.

     The limited partners of SIP are: James J. Gallagher, Ph.D; Richard Greenberg; Kaplus Hanover Associates (Robert Kaplus, General Partner); The Ketron Family Trust DTD 10/20/89 (Russ Ketron, TTEE); Louis M. Rogow, M.D. & Enid Z. Rogow and SAL. The General Partner of SIP is Veteri Place Corporation, a New Jersey Corporation (Seidman is the sole officer and shareholder). Seidman, through Veteri Place Corporation, is entitled to twenty percent (20%) of the profits earned by SIP.

     The members of SAL are Seidman; Sonia Seidman; Seidcal Associates, L.L.C. (Brant Cali, Managing Member). Seidman, as Manager, is entitled to five percent (5%) of the profits of SAL II.

     Seidman's clients are Jeffrey Greenberg (owns 1,000 shares) and Steven Greenberg (owns 4,500 shares). [Seidman has letter agreements with Jeffrey and Steven Greenberg and Richard Baer (owns 850 shares, of which 350 are owned in his wife's retirement account, over which Mr. Baer exercises discretion) and Brent Wolmer (owns 1,250 shares). [Seidman has oral agreements with Richard Baer and Brent Wolmer. Under these oral agreements which are at-will agreements, these owners have agreed to sell and vote their shares as directed by Seidman.]

     Sonia  Seidman (owns 15,000  shares) is the wife of Seidman.  Seidman's two
(2) adult daughters each own 6,875 shares. They have each orally agreed to vote and sell the shares as directed by Seidman.

     None of the Partners of SIP or members of SAL, or members of SAL II own any shares of the Company except as disclosed herein.

     The members of the Committee agreed to act in concert. Whitman and DiPaolo disclaim any beneficial interest in any shares of Common Stock owned by SAL, SAL II, SIP, Seidman, or Seidman's clients. Seidman disclaims any beneficial interest in any shares of Common Stock owned by TBCI, Partners, DiPaolo or Whitman. The members of the Committee reserve the right to terminate their agreement to act in concert.

     During the last ten (10) years, none of SAL, SAL II, SIP. TBCI,Partners, Whitman, DiPaolo, Pollack, Schechter and Seidman to the best of their knowledge,
(i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); or (ii) has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws.

     Mr. Seidman is the manager of SAL, SAL II, and is the President of the Corporate General Partner of SIP; and, in that capacity, Mr. Seidman has the authority to cause those entities to acquire, hold, trade, and vote these securities. SAL. SAL II, and SIP were all created to acquire, hold, and sell publicly-traded securities. None of these entities was formed to solely acquire, hold, and sell the Issuer's securities. Each of these entities owns securities issued by one or more companies other than Issuer. The members and limited partners in SIP, SAL, and SAL II are all passive investors, who do not - and cannot - directly or indirectly participate in the management of these entities, including without limitation proxy contests. Seidman's compensation is, in part, dependent upon the profitability of the operations of these entities, but no provision is made to compensate Seidman solely based upon the profits resulting from transactions from the Issuer's securities.

     The  voting  power  over the  Issuer's  securities  is not  subject  to any contingencies beyond standard provisions for entities of this nature (i.e., limited partnerships and limited liability companies) which govern the replacement of a manager or a general partner.

     Each of the individuals listed on Exhibit A attached hereto is a citizen of the United States. Additional Information concerning the Committee and their holdings of Common Stock is set forth in appendices A and B hereto.

                        NOMINEE FOR ELECTION AS DIRECTOR

     According to information provided to the Committee by the Company, three Directors are to be elected at the Annual Meeting. The Director so elected will serve in such capacity for a three year term to expire at the 2001 Annual Meeting of Stockholders and until his successor is elected and qualified.

     The Committee is proposing the election of Seidman to the Board of Directors who, even if elected, will not be part of, or constitute, a majority of the Company's ten member Board of Directors. The Committee already has one member of the Committee, Pollack, on the Board. The Committee does not expect that Seidman, who has expressed his willingness to serve on the Board of Directors of the Company, will be unable to stand for election; but, in the event that a vacancy in the Committee's slate should occur unexpectedly, the shares of Common Stock represented by the enclosed GOLD proxy card will be voted for a substitute candidate selected by the Committee.

     If you wish to vote for the Committee Nominee, you must submit the enclosed proxy card and must NOT submit the Company's proxy card. By voting on the Committee's proxy card, you will be voting for Mr. Seidman and two Company Nominees.

     The Certificate of Incorporation of the Company provides that, except as otherwise provided by law, any vacancies in the Board of Directors resulting from the removal of Directors or otherwise may be filled by a majority vote of the Directors then in office, whether or not a quorum is present or by a sole remaining Director. Each Director so chosen shall hold office until the next annual meeting and until his successor shall be duly elected and qualified, unless sooner displaced.

     The following information concerning age, principal occupation, business experience and directorships during the last five years has been furnished to the Committee by the Committee Nominee:

     Lawrence B. Seidman, 50, 100 Misty Lane, Parsippany, New Jersey 07054, Manager of Seidman & Associates, L.L.C.; Seidman & Associates II, L.L.C., President of Veteri Place Corp., the sole General Partner of Seidman Investment Partnership, LP, Manager, of Federal Holdings, L.L.C., prior Director, Atlantic Gulf Corporation, and business consultant to certain corporations and individuals.

     On November 8, 1995, the acting director of the Office of Thrift Supervision (OTS) issued a Cease and Desist Order against Seidman ("C &D") after finding that Seidman recklessly engaged in unsafe and unsound practices in the business of an insured institution. The C & D actions complained of were Seidman's allegedly obstructing an OTS investigation. The C & D ordered him to cease and desist from (i) any attempts to hinder the OTS in the discharge of its regulatory responsibilities, including the conduct of any OTS examination or investigation. and (ii) any attempts to induce any person to withhold material information from the OTS related to the performance of its regulatory responsibilities. The Order also provides that for a period of no less than three years if Seidman becomes an institution-affiliated party of any insured depository institution subject to the jurisdiction of the OTS, to the extent that his responsibilities include the preparation or review of any reports, documents or other information that would be submitted or reviewed by the OTS in the discharge of its regulatory functions, all such reports, documents and other information shall, prior to submission to, or review by the OTS, be independently reviewed by the Board of Directors or a duly appointed committee of the Board to ensure that all material information and facts have been fully and adequately disclosed. In addition, a civil money penalty in the amount of $20,812 was assessed.

     There is no assurance that any of the Companies' Nominees will serve as Directors if the Committee Nominee is elected to the Board.

     The Committee Nominee has entered into an agreement with SAL and SAL II, whereby these entities have agreed to bear all costs and expenses of, and indemnify him against any and all liability incurred by, the Committee Nominee in connection with the Committee Nominee being a candidate and a "participant in a solicitation" (as defined in the rules and regulations under the Securities Exchange Act of 1934, as amended). The Committee Nominee will receive Director's fees upon his election as a Director of the Company in accordance with the Company's then practice.

     Except as set forth in this Proxy Statement or in the Appendices hereto, to the best knowledge of the Committee none of the Committee, any of the persons participating in this solici-tation on behalf of the Committee, the Committee Nominee, nor any associates of any of the foregoing persons (i) owns beneficially, directly or indirectly, or has the right to acquire, any securities of the Company or any parent or subsidiary of the Company, (ii) owns any securities of the Company of record but not beneficially, (iii) has purchased or sold any securities of the Company within the past two years, (iv) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (v) is or has been a party to any contract, arrangement or understanding with respect to any securities of the Company within the past year, (vi) has been indebted to the Company or any of its subsidiaries since the beginning of the Company's last fiscal year or (vii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In addition, except as set forth in this Proxy Statement or in the Appendices hereto, to the best knowledge of the Committee, none of the Committee, any of the persons participating in this solicitation on behalf of the Committee, the Committee Nominee, nor any associate or immediate family member of any of the foregoing persons has had or is to have a direct or indirect material interest in any transaction with the Company since the beginning of the Company's last fiscal year, or any proposed transaction, to which the Company or any of its affiliates was or is a party.

     None of the corporations or organizations in which the Committee Nominee has conducted his principal occupation or employment or any "participant" in the proxy contest was a parent, subsidiary or other affiliate of the Company and the Committee Nominee does not hold any position or office with the Company, have any family relationship with any executive officer or Director of the Company or each other, or has been involved in any legal proceedings of the type required to be disclosed by the rules governing this solicitation.

     A shareholder should refer to the Company's proxy statement for additional information concerning Mr. Pollack who is a Director of the Company and does receive fees in that capacity.

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

     It is anticipated that the Company's Proxy Statement for the Annual Meeting will propose that the Stockholders ratify the appointment by the Company of KPMG

Peat Marwick, LLP, as the Company's independent accountants for the fiscal year ending December 31, 1998. The Committee is in favor of this proposal. See "Voting and Proxy Procedures."

                             SOLICITATION; EXPENSES

     Proxies may be solicited by the Committee by mail, advertisement, telephone, facsimile, telegraph, and personal solicitation. Whitman, DiPaolo, and Seidman will be principally responsible to solicit proxies for the Committee and certain of their employees will perform secretarial work in connection with the solicitation of proxies, for which no additional compensation will be paid. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward the Committee's solicitation material to their customers for whom they hold shares and the Committee will reimburse them for their reasonable out-of-pocket expenses.

     The Committee has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies and for related services. The Committee will pay Beacon Hill Partners, Inc. a fee of up to $15,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. In addition, the Committee has also agreed to indemnify Beacon Hill Partners, Inc. against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. Approximately six (6) persons will be used by Beacon Hill Partners, Inc. in its solicitation efforts. In addition, Harold Schechter, a discretionary client of TBCI will also solicit, at no cost, proxies on behalf of the Committee. Mr. Schechter's business address is 1050 Wall Street West, Lyndhurst, New Jersey 07071. Mr. Schechter's principal occupation is Executive Vice President of VT International LTD, a luggage importer and distributor.

     The entire expense of preparing, assembling, printing, and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by Seidman, SAL and SAL II. Although no precise estimate can be made at the present time, the Committee currently estimates that the total expenditures relating to the Proxy Solicitation incurred by the Committee will be approximately $25,000 of which $9,000 has been incurred to date. The Committee intends to seek reimbursement from the Company for those expenses incurred by the Committee if Seidman is elected, but does not intend to submit the question of such reimbursement to a vote of the Stockholders.

     For the proxy solicited hereby to be voted, the enclosed GOLD proxy card must be signed dated and returned to the Committee c/o Beacon Hill Partners, Inc., in the enclosed envelope in time to be voted at the Annual Meeting. If you wish to vote for the Committee's Nominee, you must submit the enclosed GOLD proxy card and must NOT submit the Company's proxy card. If you have already returned the Company's proxy card, you have the right to revoke it as to all matters covered thereby and may do so by subsequently signing, dating, and mailing the enclosed GOLD proxy card. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING. Execution of a GOLD proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) filing with the Secretary of the Company a later dated written revocation; (ii) submitting a duly executed proxy bearing a later date to the Committee; or (iii) attending and voting at the Annual Meeting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

     Shares of Common Stock represented by a valid, unrevoked GOLD proxy card will be voted as specified. You may vote for the Committee's position or withhold authority to vote for the Committee position by marking the proper box on the GOLD proxy card. If no specification is made, such shares will be voted for the Committee's Nominee and for the two designated Company Nominees.

     Except as set forth in this Proxy Statement, the Committee is not aware of any other matter to be considered at the Annual Meeting. The persons named as proxies on the enclosed GOLD proxy card will, however, have discretionary voting authority regarding any other business that may properly come before the Annual Meeting.

     If your shares are held in the name of a brokerage firm, bank, or nominee, only they can vote such shares and only upon receipt of your specific instructions. Accordingly, please return the proxy in the envelope provided to you or contact the person responsible for your account and instruct that person to execute on your behalf the GOLD proxy card.

     Only holders of record of Common Stock on the Annual Meeting Record Date will be entitled to vote at the Annual Meeting. If you are a stockholder of record on the Annual Meeting Record Date, you will retain the voting rights in connection with the Annual Meeting even if you sell such shares after the Annual Meeting Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Annual Meeting Record Date, or grant a proxy to vote such shares on the GOLD proxy card, even if you sell such shares after such date.

     The Committee believes that it is in your best interest to vote for Lawrence Seidman. THE COMMITTEE STRONGLY RECOMMENDS A VOTE FOR THE COMMITTEE NOMINEE.

         THE WAYNE BANCORP, INC. COMMITTEE TO PRESERVE SHAREHOLDER VALUE.

February 24, 1998

                              I M P O R T A N T !!!

     If your shares are held in "Street Name" only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please return the proxy provided to you or contact the person responsible for your account and instruct them NOT to vote at this time.

     If you have any questions, or need further assistance, please call Lawrence Seidman at (973) 560-1400, Extension 108, or Richard Whitman collect at 212-421-4080, or 800-628-0048, or our proxy solicitor: Beacon Hill Partners, Inc., 90 Broad Street, New York, New York 10004, at (800) 755-5001.

          INFORMATION CONCERNING PARTICIPANTS IN THE PROXY SOLICITATION

     The following sets forth the name, business address, and the number of shares of Common Stock of the Company beneficially owned by the Committee Nominee and the Committee:
                                                      Number of Shares
                                                      of Common Stock   Percent
                                                        Beneficially      Of
              Name                  Business Address        Owned        Class

Seidman and Associates, L.L.C.      Koll Executive Center,  23,701        1.17
(SAL)                               100 Misty Lane
                                    Parsippany, NJ 07054
Seidman and Associates II, L.L.C.   Koll Executive Center,  53,425        2.65
(SALII)                             100 Misty Lane
                                    Parsippany, NJ 07054
                                    Parsippany, NJ 07054
Seidman Investment Partnership, L.P.        19 Veteri Plac  16,900        .839
(SIP)                               Wayne, NJ 07470
Lawrence B. Seidman, Individually   Koll Executive Center   48,824       2.42
and discretionary clients (1)               100 Misty Lane
                                    Parsippany, NJ 07054
The Benchmark Company, Inc. (TBCI)  750 Lexington Avenue    19,850        .985
Benchmark Partners LP (Partners)(2) New York, NY 10022      27,500       1.36
Harold Schechter (2)                1050 Wall Street West
                                    Lyndhurst, New Jersey
                                    07071
                                    Wayne, NJ 07470
Richard Whitman, Individually       750 Lexington Avenue     1,000        .049
(2)                                 New York, NY 10022
Lorraine DiPaolo, Individually      750 Lexington Avenue     3,750        .186
(2)                                 New York, NY 10022
Dennis Pollack (3)                  99 Apple Ridge.          5,500        .273
Woodcliff Lake, NJ 07675
_______________________
(1) Seidman owns 5,500 shares of Common Stock directly, but may be deemed to have sole voting power and dispositive power as to 137,350 shares beneficially owned by SAL, SALII, SIP and several clients (Melissa Baer IRA, Richard Baer IRA, Brent G. Wolmer IRA, Jeffrey Greenberg, Steven Greenberg, Sonia Seidman, Allison Seidman and Erica Seidman).
(2) Whitman and DiPaolo respectively own 1,000 and 3,750 shares of Common Stock directly, but may be deemed to have shared voting power and shares dispositive power as to 47,350 shares beneficially owned by TBCI and Partners. Mr. Schechter's (1,000 shares) stock is included in the stock for which TBCI has discretionary control.
(3) Mr. Pollack's owns 2,500 shares with his wife and owns 3,000 shares in his IRA.

-------------------------------------------------------------------------------
                                     SHARE     TOTAL COSTS/
                          DATE                 PROCEEDS        SHARES
-------------------------------------------------------------------------------
LAWRENCE B. SEIDMAN
DISCRETIONARY ACCOUNTS
                          62796      10.00     150,000.00       15,000
                          62796      10.00      68,750.00        6,875
                          62796      10.00      68,750.00        6,875
                          71696      10.88       5,438.00          500
                          72496      11.50      23,325.76        2,000
                          82996      13.41      73,730.00        5,500
                          82996      13.53      10,150.82          700
                          91096      13.75       9,625.00          700
                          91196      13.75      48,497.13        3,500
                         102196      14.75       3,000.00          200
                          32097      16.75       1,725.00          100
                          32097      16.75       3,400.00          200
                                                                 4,675
                                                                 1,999

-------------------------------------------------------------
SUB-TOTAL                                      466,391.71       48,824

BENCHMARK PARTNERS
                          62796      11.13      83,438.00        7,500
                          62896      11.25     112,500.00       10,000
                           7396      11.63      58,125.00        5,000
                          72396      11.63      58,125.00        5,000
                          72496      11.50      28,750.00        2,500
                           9997      24.75    (32,200.00)      (1,300)
                          91497      25.00    (28,825.00)      (1,200)

                                ---------------------------------------
SUB-TOTAL                                      279,913.00       27,500

THE BENCHMARK COMPANY
DISCRETIONARY ACCOUNTS
                           8296     11.937      23,875.00        2,000
                          82396     12.875      64,375.00        5,000
                          82996      13.43      14,114.50        1,050
                          83096      13.55      60,982.00        4,500
                           9396      13.50      19,575.00        1,450
                          91196      13.75      60,500.00        4,400
                          92696      13.81      23,482.10        1,700
                         101096      14.00      21,237.11        1,500
                         101796      14.50      14,655.20        1,000
                          11796      13.75      24,157.00        1,500
                         121396      14.35      71,875.00        5,000
                          32097      16.75       8,466.31          500
                          32097      16.75      16,916.99        1,000
                          32097      16.75      16,919.49        1,000
                          32097      16.75      33,778.68        2,000
                          32097      16.75       8,468.81          500
                          32197      16.75       8,468.81          500
                          32197      16.75       5,088.54          300
                          32197      16.75       8,468.81          500
                          72297      19.50     (9,750.00)        (500)
                          82597      23.88     (2,337.50)        (100)
                          92597      24.38    (60,293.92)      (2,500)

----------------------------------------------------------------------
                                    SHARE     TOTAL COSTS/
                          DATE      PRICE        PROCEEDS      SHARES
----------------------------------------------------------------------

                          10997      23.25    (92,021.62)      (4,000)
                          12397      21.29    (10,645.85)        (500)
                          12397      21.29    (10,645.85)        (500)
                          12397      21.29    (12,775.02)        (600)
                          12397      21.29    (10,645.85)        (500)
                          12397      21.29     (8,516.68)        (400)
                          12397      21.25    (10,625.00)        (500)
                          12397      21.29    (10,645.85)        (500)
                          12397      21.25    (10,625.00)        (500)
                          12497      21.38    (10,687.50)        (500)
                          12497      21.38    (12,825.00)        (600)
                          12497      21.38    (10,687.50)        (500)
                          12497      21.38    (21,375.00)      (1,000)
                          12497      21.38     (6,412.50)        (300)
                          12497      21.38     (4,275.00)        (200)
                         121597      22.00     (7,700.00)        (350)
                         121597      22.00    (22,000.00)      (1,000)

                                ---------------------------------------
SUB-TOTAL                                      159,913.71       19,850
Richard Whitman
DISCRETIONARY ACCOUNT

                           7296      11.65      11,650.00        1,000
                           7596      10.00      10,000.00        1,000
                          12397      21.25    (21,250.00)      (1,000)
-----------------------------------------------------------------------
SUB-TOTAL                                          400.00        1,000

LORRAINE DI PAOLO
DISCRETIONARY ACCOUNT
                           7296      11.64      17,462.00        1,500
                          82996      13.38      36,806.00        2,750
                          83096      13.42       6,712.00          500
                          12397      21.25    (21,250.00)      (1,000)
-----------------------------------------------------------------------
SUB-TOTAL                                       39,730.00        3,750

SEIDMAN & ASSOC
                          62896      11.25     112,500.00       10,000
                           7196     11.375      56,875.00        5,000
                          72696     11.563      18,500.00        1,600
                           8896     12.438      24,875.00        2,000
                          82996      13.41      67,027.00        5,000
                          32097      16.75      28,545.50        1,700
                          32097      16.75      33,582.50        2,000
                          32097      16.75    (33,582.00)       (2,000)
                          32197      16.75       6,752.50          400
                                       Trans to  LBS Disc.      (1,999)



-----------------------------------------------------------------------
SUB-TOTAL                                      315,075.50       23,701

-----------------------------------------------------------------------
                                    SHARE     TOTAL COSTS/
                          DATE      PRICE        PROCEEDS        SHARES
-----------------------------------------------------------------------


SEIDMAN & ASSOC, II, LLC
                          62796     11.125      55,625.00        5,000
                          62896      11.25      56,452.50        5,000
                          71096     11.096      47,886.87        4,300
                          72396      11.63      58,327.50        5,000
                          72496      11.50      17,312.50        1,500
                           8196     11.937      35,845.00        3,000
                           8296     11.937      23,907.50        2,000
                          81296     12.563      94,521.25        7,500
                          81396      12.50      31,352.50        2,500
                          83096      13.41      67,027.50        5,000
                          91196      13.75      97,911.50        7,100
                          92696     13.813      24,937.00        1,800
                         101096      14.00      21,062.50        1,500
                          11696      14.38      43,247.50        3,000
                          11796      13.75      20,687.50        1,500
                          32097      16.75      33,582.50        2,000
                          32197      16.75       6,752.50          400
                                   Trans. to Seidman Disc.      (4,675)

-----------------------------------------------------------------------
SUB-TOTAL                                      736,439.12       53,425

SEIDMAN INV. PART, LP
                          62896      11.25      56,452.50        5,000
                           7296     11.625      29,165.00        2,500
                          72496      11.50      17,312.50        1,500
                          82396     12.875      64,407.50        5,000
                         101796       14.5      21,812.50        1,500
                          32097      16.75      16,792.50        1,000
                          32197      16.75       6,752.50          400


-----------------------------------------------------------------------
SUB-TOTAL                                      212,695.00       16,900

DENNIS POLLACK
                         101796      14.13      14,254.50        1,000
                         102196      13.88      21,004.50        1,500
                          11696      12.63      12,725.50        1,000
                          11796      12.63      27,893.25        2,000
-----------------------------------------------------------------------
SUB-TOTAL                                       75,877.75        5,500

                                  TOTAL      2,286,435.79      200,450

                        YOUR VOTE IS EXTREMELY IMPORTANT


1. Please SIGN, MARK, DATE and MAIL YOUR GOLD proxy card in the enclosed postage-paid envelope. If you wish to vote for the Committee Nominee and the Designated Company Nominees, you must submit the enclosed GOLD proxy card and must NOT submit the Company's proxy card.

2. If you have already voted the Company's proxy card, you have every legal right to change your mind and vote FOR the Committee Nominee and the Designated Company Nominees, on the GOLD proxy card. Only your latest dated proxy card will count.

3. If your shares are held for you by a bank or brokerage firm, only your bank or broker can vote your shares and only after receiving your instructions. Please call your bank or broker and instruct your representative to vote FOR the Committee Nominee and the Designated Company Nominees on the GOLD proxy card.

4. Time is short. Please vote today! If you have questions or need assistance in voting your shares or in changing your vote, please contact Beacon Hill Partners, Inc. at the toll-free number listed below.


                              BEACON HILL PARTNERS
                                 90 Broad Street
                            New York, New York 10004
                          (212) 843-8500 (call Collect)
                                       or
                          Call toll-Free (800) 755-5001

                               WAYNE BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
 THIS PROXY IS SOLICITED BY THE WAYNE BANCORP , INC. COMMITTEE TO PRESERVE
                                SHAREHOLDER VALUE
                     IN OPPOSITION TO THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard Whitman, with full power of substitution and resubstitution, the attorney(s) and the proxy(ies) of the undersigned, to vote all shares the undersigned may be entitled to vote, with all powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Wayne Bancorp to be held on March 24, 1998, and at any adjournments or postponements thereof on the following matters, as instructed below, and in their discretion, on such other matters as may properly come before the meeting, including any motion to adjourn or postpone the meeting, all as more fully described in the Proxy Statement of the Wayne
Bancorp, Inc. Committee to Preserve Shareholder Value ("Committee") dated February 24, 1998, receipt of which is hereby acknowledged. A vote "FOR" each proposal is recommended.

1.       ELECTION OF DIRECTOR - COMMITTEE NOMINEE

---- FOR the nominee listed below---- WITHHOLD AUTHORITY to vote for nominee (except as indicated to the contrary below)

                           LAWRENCE B. SEIDMAN



     The Committee intends to use this proxy to vote for persons who have been nominated by Wayne Bancorp, Inc. to serve as Directors, other than the Company Nominee listed below. You may withhold authority to vote for one or more additional Company Nominees, by writing the name of the Nominee(s) below. You should refer to the proxy statement and form of proxy distributed by the Company for the names, background, qualifications, and other information concerning the Company's Nominees.

     There is no assurance that any of the Company's Nominees will serve as Directors if the Committee's Nominee is elected to the Board.

     The Committee is NOT seeking authority to vote for and WILL NOT exercise any such authority for Thomas Collins.




     Write in below the names of any additional Company Nominee for which authority to vote is withheld.

                                (Continued and to be SIGNED on the reverse side)

2. APPOINTMENT OF KPMG PEAT MARWICK, LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998:

                  ----  FOR         ---- AGAINST              ---- ABSTAIN


     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise specified, this proxy will be voted "FOR" the election of the Committee's Nominee as Director, the election of the two Company Nominees and "FOR" the appointment of KPMG Peat Marwick, LLP, the independent accountants. This proxy revokes all prior proxies given by the undersigned.

          Please sign below exactly as your name appears on the proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating full titles. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons. This proxy card votes all shares held in all capacities.

                                                 Dated.....................,1998

                                                    ............................

                                                    ............................
                                                    (Signature, if held jointly)

                                                   .............................
                                             (Title or authority, if applicable)

                                 PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY.